U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2018

INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 618-5243

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
    (c).    On January 24, 2018, Integer Holdings Corporation (the “Company”) appointed Tom P. Thomas, age 47, as the Company’s Vice President & Corporate Controller, effective as of February 5, 2018. In his position, Mr. Thomas will serve as the principal accounting officer of the Company. Since 2005, Mr. Thomas has served in a number of financial roles with Windstream, Inc., a network communications and technology service provider, and its predecessor companies, including as Chief Financial Officer and Vice President, Small Business and Consumer Business Unit from 2014 to 2017, as Chief Financial Officer and Vice President, IT Services Business Unit from 2012 to 2014, as Vice President, Finance Systems from 2011 to 2012, and as Vice President and Corporate Controller from 2008 to 2011.

Mr. Thomas replaces Thomas J. Mazza, who served in that same role until Mr. Thomas’ appointment and who, as previously announced, will retire after the Company files its fiscal 2017 annual report.

In connection with Mr. Thomas’ employment as Vice President & Corporate Controller, Mr. Thomas will receive an annual base salary of $235,000, a cash sign on bonus of $10,000, eligibility under the Company’s 2018 short term cash incentive plan for an award equal to 35% of his annual salary at target, eligibility in 2018 for long-term incentive equity awards equal in value to $100,000 at target, and will be eligible to participate in the Company’s health, retirement and other benefit plans and programs generally offered to its employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	January 29, 2018	INTEGER HOLDINGS CORPORATION

		By:	/s/ Timothy G. McEvoy
Timothy G. McEvoy
Senior Vice President, General Counsel & Secretary